UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 5, 2009 (July 30, 2009)

CONSOLIDATED GRAPHICS, INC.
(Exact name of registrant as specified in its charter)

TEXAS	001-12631	76-0190827
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5858 WESTHEIMER, SUITE 200 HOUSTON, TEXAS	77057
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 787-0977

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 — ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On July 30, 2009, we entered into a fifth amendment (“Fifth Amendment”) to our revolving credit agreement (as amended, the “Credit Agreement”), which amended our primary bank credit facility with JPMorgan Chase Bank, N.A., as administrative agent, and the lenders party thereto. See Item 2.03 for a description of the terms of the Credit Agreement.

ITEM 2.03 — CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT

Under the Fifth Amendment, the commitment amount under the Credit Agreement remains unchanged at $335,000,000 and the maturity date remains unchanged at October 6, 2011.

The proceeds from borrowings under the Credit Agreement can be used to repay certain indebtedness, finance certain acquisitions, provide for working capital and general corporate purposes and, subject to certain restrictions, fund the repurchase of our common stock. We are subject to certain covenants and restrictions and we must meet certain financial tests as defined in the Credit Agreement.

Borrowings outstanding under the Credit Agreement are secured by substantially all of our assets other than real estate and certain equipment subject to term equipment notes and other financings. The Fifth Amendment increased the interest rates payable by the Company for borrowings under the Credit Agreement. As amended, borrowings under the Credit Agreement accrue interest, at our option, at either (1) the London Interbank Offered Rate (LIBOR) plus a margin of 1.625% to 3.00% (formerly plus a margin of 0.625% to 1.50%), or (2) an alternate base rate (based upon the greater of the Federal Funds effective rate plus 0.50% on the agent bank’s prime lending rate plus, in either case, a margin of 0.125% to 1.50% (formerly plus 0.0%)). We are also required to pay an increased annual commitment fee ranging from 0.25% to 0.50% (formerly 0.15% to 0.275%) on available but unused amounts under the Credit Agreement. The interest rate margin and the commitment fee are based upon the Company’s leverage ratio (as defined in the Credit Agreement) and are redetermined quarterly.

The Fifth Amendment also increased our leverage ratio covenants under the Credit Agreement thereby increasing our ability to borrow. Prior to the Fifth Amendment, our leverage ratios, determined as of the last day of each fiscal quarter, were required to be less than or equal to (x) 2.75 to 1.00 prior to September 30, 2009 and (y) 2.50 to 1.00 following October 1, 2009. Following execution of the Fifth Amendment, our leverage ratios, as of the last day of each fiscal quarter, are required to be less than or equal to (i) 3.75 to 1.00 from and after July 30, 2009 through March 31, 2010, (ii) 3.50 to 1.00 from and after April 1, 2010 through September 30, 2010, (iii) 3.00 to 1.00 from and after October 1, 2010 through March 31, 2011, and (iv) 2.75 to 1.00 thereafter. The Fifth Amendment also increased the Letter of Credit sublimit from $20,000,000 to $30,000,000 and included other changes to the Company’s financial covenants.

As of July 30, 2009, borrowings outstanding under the Credit Agreement were $155,000,000 with interest accruing at a weighted average rate of 2.56%.

The foregoing is a summary only, is not necessarily complete, and is qualified by the full text of the Fifth Amendment filed herewith as Exhibit 10.1.

ITEM — 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(c) EXHIBITS

The following exhibit is filed herewith:

10.1	Fifth Amendment to the Credit Agreement dated as of July 30, 2009, between Consolidated Graphics, Inc., JPMorgan Chase Bank, National Association, as administrative agent, and the lenders party thereto.

SIGNATURE

PURSUANT TO THE REQUIREMENTS OF THE SECURITIES EXCHANGE ACT OF 1934,
THE REGISTRANT HAS DULY CAUSED THIS REPORT TO BE SIGNED ON ITS BEHALF BY
THE UNDERSIGNED HEREUNTO DULY AUTHORIZED.

CONSOLIDATED GRAPHICS, INC. (Registrant)
By:	/s/ Jon C. Biro
Jon C. Biro
Executive Vice President and Chief Financial and Accounting Officer

Date: August 5, 2009

Exhibit Index

Exhibit
Number	Description
10.1	Fifth Amendment to the Credit Agreement dated as of July 30, 2009, between Consolidated Graphics, Inc., JPMorgan Chase Bank, National Association, as administrative agent, and the lenders party thereto.